UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 19, 2022

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-38402	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	NXTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 19, 2022, NextPlay Technologies, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) in a virtual format. At the Annual Meeting, 46,447,226 of the Company’s 117,933,353 issued and outstanding shares of common stock entitled to vote, or approximately 39% as of the record date, August 22, 2022, were present or represented by proxy.

The proposals voted on at the Annual Meeting are more fully described in the Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 7, 2022, which information is incorporated by reference herein. The final voting results on the proposals presented for stockholder approval at the Annual Meeting were as follows:

Proposal No. 1: The Company’s stockholders elected ten directors, each to hold office until the Company’s next annual meeting of stockholders, or until their successors are duly elected and qualified, subject to prior death, resignation, or removal, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Nithinan Boonyawattanapisut	42,265,411	3,240,905	940,910
William Kerby	19,105,267	26,401,049	940,910
Donald P. Monaco	19,143,497	26,362,819	940,910
Athid Nanthawaroon	41,740,897	3,765,419	940,910
Carmen L. Diges	21,675,160	23,831,156	940,910
Komson Kaewkham	42,185,307	3,321,009	940,910
Yoshihiro Obata	42,719,165	2,787,151	940,910
Farooq Moosa	41,944,616	3,561,700	940,910
Edward Terrence Gardner, Jr.	42,551,360	2,954,956	940,910
Todd Bonner	42,192,618	3,313,698	940,910

Proposal No. 2: The Company’s stockholders ratified the appointment of TPS Thayer, LLC as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2023, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,309,004	119,164	19,058	0

Proposal No. 3: The Company’s stockholders did not approve an amendment to the exercise price provisions of those warrants (the “Warrants”) issued in connection with a registered direct offering of the Company’s securities pursuant to that Stock Purchase Agreement entered into by and among the Company and certain investors on November 1, 2021, and specifically to remove the $1.97 floor price (the “Floor Price”) of the Warrants such that the exercise price of the Warrants may be reduced below the Floor Price in the event that the Company issues or enters into any agreement to issue securities for consideration less than the then current exercise price of the warrants (the “Warrant Amendment”), as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,155,164	32,752,007	599,145	940,910

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Commission on November 3, 2021, the Company has agreed to hold a meeting of its stockholders every three months for so long as the Warrants remain outstanding to obtain stockholder approval of the Warrant Amendment.

Proposal No. 4: The Company’s stockholders voted to approve, on a non-binding advisory basis, the Company’s named executive officer compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,507,779	3,582,355	416,182	940,910

Proposal No. 5: The Company’s stockholders voted to authorize the Company’s board of directors (the “Board”) to adjourn the Annual Meeting, in the Board’s discretion, to permit the Company’s Board to solicit additional proxies in favor of the proposals voted on at the Annual Meeting, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,856,462	1,393,561	197,203	0

The Board elected not to adjourn the Annual Meeting to a later date to solicit additional proxies in favor of the proposals voted on at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: October 24, 2022	By:	/s/ Nithinan Boonyawattanapisut
	Name:	Nithinan Boonyawattanapisut
	Title:	Co-Chief Executive Officer